UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under to § 240.14a-12

Midwest Holding Inc.
(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/MDH. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Midwest Holding Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by June 18, 2021. The 2021 Annual Meeting of Shareholders of Midwest Holding Inc. will be held on Tuesday, June 29, 2021 at 10:00 A.M. CDT, virtually via the internet at www.meetingcenter.io/250555526. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — MDH2021. Proposals to be voted on by the holders of Midwest’s Voting Common Stock at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5: 1. Election of directors: 01 - Firman Leung 02 - Nancy Callahan 03 - Diane Davis 04 - Jack Theeler 2. Approval of 2020 Long-Term Incentive Plan 3. Advisory vote on executive compensation of named executive officers 4. Ratification of appointment of independent registered public accounting firm 5. To authorize adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the proposals listed above PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Shareholder Meeting Notice